POWER OF ATTORNEY

 Effective September 30, 2006, I, Howard B. Stoeckel, hereby authorize and designate each of Robert H. Knauss (Vice President, General Counsel and Secretary of AmeriGas Propane, Inc.),
Margaret M. Calabrese (Assistant Secretary of AmeriGas Propane, Inc.), and Linda G. Brennan
(Senior Paralegal and Assistant to the Corporate Secretary), all of whom may act individually, to execute, acknowledge and file in my name and as my attorney-in-fact Form 3 - Initial Statement of
Beneficial Ownership, Forms 4 - Statements of Changes in Beneficial Ownership, and Forms 5 -
Annual Statements of Changes in Beneficial Ownership, or any successor reporting forms, with the
United States Securities and Exchange Commission (the "SEC") for the purpose of complying with
Section 16(a) of the Securities Exchange Act of 1934 and the rules, regulations and SEC interpretations thereunder (?Section 16?) with respect to my position with AmeriGas Propane, Inc.
and its affiliates.  The duration of this authorization shall be coextensive with my reporting obligations as a present or former Director of AmeriGas Propane, Inc. and its affiliates under
Section 16.

Dated:  September 25, 2006 Howard B. Stoeckel

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